GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT
Code of Ethics incorporating Personal Account Dealing Rules

GAM/GAAM Procedures Manual Appendix 4

GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT

CODE OF ETHICS

Incorporating

PERSONAL ACCOUNT DEALING RULES

Current as of October 7, 2008

GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT
Code of Ethics incorporating Personal Account Dealing Rules

Contents

Page
Personal Account Dealing (“PAD”) Rules
General Introduction	4
Difference in treatment of transactions in ‘securities’ and transactions in ‘packaged products’ • definition of ‘securities’ • definitions of ‘packaged products’	6
Requirements on joining Guinness Atkinson/Guinness Asset Management • initial declaration of securities holdings • establishment of securities dealing arrangements • exemptions to the general requirement to deal in-house	7
General restrictions on securities dealing	8
How to execute a securities deal	10
After executing a securities deal	11
How to execute a transaction in a packaged product	11
On-going and annual disclosure requirements	11
Failure to comply	12
Additions to / variations from the PAD Rules by office	12
Other Ethical Issues	13
Inside Information	13
Confidentiality	13
Gifts and Entertainment • gifts - definition and approval process • entertainment – definition and approval process • method of notification	13
Reporting of violations	14

Appendices 1 – definitions 2 – list of current Covered Persons 3 – gifts and entertainment declaration form	15 17 18

Revised October 7, 2008	Page 2 of 25

GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT
Code of Ethics incorporating Personal Account Dealing Rules

Exhibits

A – Initial Certification of Compliance
B – Initial Holdings Report
C – Quarterly Securities Transaction Report
D – Annual Holdings Report
E – Annual Certification of Compliance
F – Personal Account Dealing Permission Form
19 20 21 22 23 24

Revised October 7, 2008	Page 3 of 25

GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT
Code of Ethics incorporating Personal Account Dealing Rules

PERSONAL ACCOUNT DEALING RULES

GENERAL INTRODUCTION

The GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT CODE of Ethics and Personal Account Dealing Rules (“the Rules”) cover all GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT employees access persons and supervised persons worldwide (collectively “Covered Persons”). .  With respect to a Covered Person who is an employee of GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT, agreement to observe the Rules represents a term of each such Covered Person’s Contract of Employment.  Non-compliance with the Rules will be regarded as a breach of that Contract of Employment and will be treated accordingly.

GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT aims in all areas of its business to maintain the highest standards and the Rules are based on a combination of the best industry practice in the various countries in which GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT operates.  In particular the Rules incorporate the requirements of the US Investment Company Act of 1940, which has strict guidance on dealing for ‘access’ persons, and the US Investment Advisers Act of 1940, which applies to the firm’s ‘supervised persons.’  The US requirements are felt to be appropriate for all of GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT employees, access persons and supervised persons worldwide.  The definitions of ‘access person’ and ‘supervised person’ are shown at Appendix 1.

Covered Persons are permitted to engage in personal account dealings.  However they are expected to accept that the nature of GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT’s relations with its accounts must impose restrictions on the dealings in which Covered Persons can engage, the timing of those dealings, and the level of privacy which they can expect in those dealings and on-going securities holdings.  A current list of Covered Persons is included at Appendix 2.

Whilst the majority of the Rules relate to Personal Account Dealing, there are other areas where conflicts with accounts’ interests may arise.  Such ethical issues include the receipt and provision of Gifts and Entertainment from or to persons with whom we do business on behalf of accounts (such as stockbrokers and financial intermediaries) and the possible receipt of Inside Information on companies which could effect the timing of investment decisions.  These matters are covered in more detail in the final section of these Rules.

In general, GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT’s Covered Persons should at all times:

A.           place the interest of GUINNESS ATKINSON/GUINNESS ASSETMANAGEMENT’s accounts first;

B.	conduct all personal securities transactions in a manner consistent with the PAD Rules;

C.	avoid any actual or potential conflict of interest or any abuse of the individual’s position of trust and responsibility; and

D.	adhere to the fundamental standard that GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT’s Covered Persons should not take inappropriate advantage of their positions; and

E.	comply with the applicable US federal securities laws (as defined in Appendix 1) and applicable laws of other jurisdictions governing GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT’s activities.

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GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT
Code of Ethics incorporating Personal Account Dealing Rules

GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT is required to provide each of its Covered Persons with a copy of this Code of Ethics and any amendments.  Each Covered Person must provide GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT with a written acknowledgment of his or her receipt of  Code and any amendments.  A form for this purpose is attached hereto as Exhibit A although written acknowledgement can be in any Form agreed with the Compliance Officer.

Revised Sep 30, 2008	Page 5 of 25

GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT
Code of Ethics incorporating Personal Account Dealing Rules

DIFFERENCE IN TREATMENT OF TRANSACTIONS IN ‘SECURITIES’ AND ‘PACKAGED PRODUCTS’

Throughout the Rules there is a distinction between transactions in ‘securities’ and transactions in ‘packaged products’.

‘Securities’

Holdings of company stock (including investment trusts) or bonds or other such instruments (including futures, options and commodities) whether held directly or through non-discretionary/execution-only arrangements with in-house or external Private Client, stock-broker, PEP/ISA/Pension, Individual Retirement Account, or 401(k) Plan providers fall into the ‘securities’ category.

Securities include: (a) a ‘limited offering’ in the US (an offering that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) or Section 4(6) of the Securities Act or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act; (b) an ‘initial public offering’ (an offering of securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act); (c) exchange-traded funds; (d) closed-end funds; and (e) funds advised (or sub-advised) by the Adviser.

Security transactions (direct or indirect via lump sum or regular savings) are covered by these Rules.

There is an exception made for investment trust savings schemes (in-house or external) which will be treated as ‘packaged products’.  This exception is made due to the Covered person having no influence over the timing of the regular savings instalments and the relatively small amounts involved which would not impact the market price.  Other direct investments into investment trusts remain within the definition of ‘securities’.

If a Covered Person acquires securities in cases in which the issuer offers a dividend re-investment service, and the initial approval or notification of initial holdings notes this fact, it will not be necessary for the Covered Person to subsequently re-apply for permission each time the Person becomes aware that the relevant security goes ex dividend.

‘Packaged products’

Holdings in external unit trusts, funds or unitised PEP/ISA/Pension products plus investment trust savings schemes fall into the ‘packaged products’ category.

Transactions in packaged products are recognised as generally being a step away from actual specific securities holdings decisions and / or there being no influence possible over the time of dealing due to the strict terms of the product.  A general permission is granted by the Compliance Officer to deal in such products without having to adhere to the detail of these Rules.

Transactions in packaged products may therefore be dealt direct with the provider whether in-house or third party.

Revised Sep 30, 2008	Page 6 of 25

GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT
Code of Ethics incorporating Personal Account Dealing Rules

REQUIREMENTS ON JOINING GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT

Initial declaration of securities holdings and brokers

On becoming a Covered Person of GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT, the Person is required to provide to GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT’s Compliance Officer a statement of all securities that the Person holds beneficially, together with the name of any broker, dealer or bank with which the person maintains an account in which any securities are held for the person’s direct or indirect benefit.  The Compliance Officer for GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT’s UK offices from 1st April 2006 is Giles Robinette.  He may be reached at +44 20 7222 1665 (tel); +44 20 7222 4612 (fax); 14 Queen Anne’s Gate, London SW1H 9AA; giles.robinette@gafunds.com.  The Compliance Officer for GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT’s US offices currently is Jim Atkinson.  He may be reached at +1 818 716 2739 (telephone number), +1 818 716 2733 (fax number), 21550 Oxnard Avenue, Suite 750, Woodland Hills, CA 91367 (mail address), jim.atkinson@gafunds.com (e-mail address).  The Compliance Officers themselves should file with the other Compliance Officer.

New Covered Persons are required to provide this information within 10 days of becoming a Covered Person.  A form for this purpose is attached hereto as Exhibit B. although filing can be in any Form agreed with the Compliance Officer.

The Compliance Officer will review this information and will treat it in a confidential manner with access generally only being necessary by GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT’s compliance staff and senior management.  However, complete privacy cannot be guaranteed to Covered Persons, as GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT believes openness is the best safeguard against any possible accusations of conflicts of personal dealing with respect to the assets of accounts, whose interests must always be prioritised.

Existing broker relationships and establishment of any new securities dealing arrangements

It is the responsibility of each Covered Person to ensure that the brokers used are able and willing to provide duplicate contract notes or confirmations for all securities transactions effected.  Accordingly, the Covered Person shall direct any and all brokers that he or she uses to effect securities transactions to provide such copy contract notes or duplicate confirmations to the Compliance Officer; these may be sent by e-mail if preferred by the broker to COMPLIANCE@GAFUNDS.COM.  In the event that a broker cannot provide such copies then, if the Compliance Officer agrees, the Covered person may provide the copies. Such arrangements are likely to be exceptional.

In addition, each Covered Person shall, no later than 30 days after the end of every calendar quarter, file a report with the Compliance Officer detailing each deal and securities transaction effected during the previous quarter.  A form for this purpose is attached hereto as Exhibit C although filing can be in any Form agreed with the Compliance Officer. A Covered Person need not file a quarterly transaction report, however, if the report would duplicate information contained in broker copy contract notes or duplicate confirmations received by the Compliance Officer, so long as all of the information required in the quarterly transaction report is contained in the broker copy contract notes or duplicate confirmations.

Details of any new broker with whom it is proposed to open an account must be supplied to the Compliance Officer in advance of the account being established together with details of account numbers, etc., when known.

Revised Sep 30, 2008	Page 7 of 25

GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT
Code of Ethics incorporating Personal Account Dealing Rules

The requirement of the broker to provide copy contract notes or duplicate trade confirmations will be independently confirmed by the Compliance Officer with the broker’s own compliance team.  If, for any reason, the arrangement should fail, it is the responsibility of the Covered Person to provide copy contract notes or duplicate trade confirmations on request by the Compliance Officer.  If the arrangement with a broker fails on a repeated or constant basis the Compliance Officer may advise the Covered Person to stop using the particular broker.  The Compliance Officer may, in addition, request other information regarding a Covered Person’s accounts, such as regular portfolio listings.

Covered Persons with discretionary mandates at other fund management houses or who act in the role of trustee or beneficiary of a trust where they are not involved in making investment decisions will not be required to get pre-approval for all securities transactions within such a portfolio, but they must obtain and disclose trading and portfolio statements to the Compliance Officer on an at least quarterly basis.

GENERAL RESTRICTIONS ON SECURITIES DEALING

The overriding principle in the Rules is that account orders will always take preference over Covered Person deals but the following specific restrictions must be adhered to:-

•
Covered Persons must obtain pre-approval from the Compliance Officer and normally ( see note) also from the relevant investment authoriser for any transactions in securities and are reminded that the definition of securities set out on page 6 includes  limited offerings, initial public offerings, and funds advised (or sub-advised) by the Adviser. ( note : limited offerings of unlisted securities do not need approval of investment authoriser where this would not  be relevant).

•
All approvals for proposed Covered Person deals in a stock where an account has already dealt that day, or where an account deal is subsequently made before the approval of the Covered Person deal is completed, will be held over for approval to the next business day  to reduce the possibility of same day conflict.  If a Covered Person deal has been approved and dealt and an account deal is subsequently made then both deals will be monitored for any possible conflict.

•
If approvals are given, the deal should be transacted as soon as possible and no later than the same day.  If it is not possible to complete a deal on the day when approvals are given, then the approvals lapse and the Covered Person must re-seek approval the next day or on the day when they are next likely to be able to transact the deal.

•	Stock and / or cash must always be available, or due to be available, in the Covered Person’s account at his or her broker before a deal can be approved: no speculative transactions are allowed.

•
Individual short-term trades are permitted.  However short-term trading (being a repeated pattern of short-term trades) is prohibited as it potentially conflicts with account interests.  The Compliance officer will monitor deals and query if “buy-and-sell” or “sell-and-buy” transactions fall within 60 days of each other.  Any repeated pattern of short-term trades will be referred to the individual’s line manager.

•
Covered Persons must not effect transactions where their personal interest conflicts in any way with the interests of GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT’s accounts.  ‘Account’ is defined in Appendix 1.

•
Covered Persons must not effect transactions in securities in which they are restricted by virtue of directorships that they hold in other companies.  GUINNESS ATKINSON / GUINNESS ASSET MANAGEMENT is unlikely to be aware of such restrictions.  Accordingly, the obligation to act properly will vest with the Covered Person.

Revised Sep 30, 2008	Page 8 of 25

GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT
Code of Ethics incorporating Personal Account Dealing Rules

•
Covered Persons must not effect transactions when they are knowingly in possession of information that is not public and that, if publicly available, might materially affect the price of the investment.

•	Covered Persons must not take personal advantage of any investment that may be offered to them by virtue of their employment with GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT.

•
Other than in the performance of services to GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT, Covered Persons may not pass confidential information to any other person or advise or influence any other person to effect transactions in investments in which the Covered Person is prohibited from dealing..

•
Covered Persons who sit on an external board of directors or trustees must notify the Compliance Officer and Boards of GUINNESS ATKINSON / GUINNESS ASSET MANAGEMENT.  Full disclosure of such share holdings must be made to the Compliance Officer at any time on request or as soon as the Covered Person is aware of a possible conflict.

•
Covered Persons may not re-allocate securities bought in their own name or that of an affiliated person (without the prior approval of the Compliance Officer) nor may they arrange for anyone to participate in a multiple transaction on their behalf.

•	Covered Persons may not enter into transactions with accounts (except relatives), as all account deals must be seen to be at the best market rate.

•
Covered Persons must not enter into speculative deals or into any deal they cannot or might not be able to settle, e.g. writing options, commodity futures, etc. to an amount where they might not be able to settle.

•	Covered Persons may buy futures contracts but not in individual stock lines. They are again reminded of the requirement not to take themselves into financial difficulties.

•
Covered Persons may enter into ‘spread-betting’ arrangements through bodies such as IG Index but exposure must not be stock specific but rather to a general index or range of commodities or currencies.

Covered Persons are reminded that futures or ‘spread-betting’ arrangements in specific stocks are not allowed as they could be seen as a means of avoiding other requirements within the PAD Rules.

Revised Sep 30, 2008	Page 9 of 25

GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT
Code of Ethics incorporating Personal Account Dealing Rules

HOW TO EXECUTE A SECURITY DEAL (including direct investment trust; indirect securities holdings via single company or equity PEPs/ISAs; and investments in funds managed or advised by GUINNESS ATKINSON/ GUINNESS ASSET MANAGEMENT but excluding  limited offerings; and initial public offerings).

•
A Covered Person wishing to deal must complete a Personal Account Dealing Permission Form (a copy of the form is shown in Exhibit F and is available under: GAAM\COMPLIANCE\FORMS\PAD Permission Form) in full, including name of proposed broker, and e-mail it for approval to the Compliance Officer.  Covered Persons must be aware that approval for their deal may be held over for five business days after receipt if an account’s deal has already taken place in the same stock that day or is subsequently implemented before the approval process for the Covered Person’s deal is completed.  (For more details see below.)  If the Compliance Officer is unavailable, then the Covered Person must seek approval from Edmund Harriss or Tim Guinness and the approved request submitted to the Compliance Officer for subsequent review.

•	The Compliance Officer will firstly check the deal against the list of restricted stocks that may exist (normally from outside directorships, etc.).

•	Permission to trade may be extended by the Compliance Officer as required should the trade not be executed during the day in which approval was first given.

•
The Compliance Officer will then review account deals over the last fifteen days for any deals in the same stock and if such deals exist approval for the Covered Person’s deal will be delayed until those account deals have cleared and a minimum of 5 working days have passed since the last account deal.

•
A waiver of the historic five day rule may only be applied at the discretion of the Compliance Officer for proposed deals in securities of liquid companies within the MSCI World Index so long as there could be no possible conflict with an account deal. ( guidance : daily liquidity 20 times account deal size)

•
If there are / were no account deals within the period or currently in existence then the Compliance Officer will authorise the proposed Covered Person order form and refer the Covered Person to Tim Guinness or Edmund Harriss (relevant investment authoriser) However if no contact can be made the proposed deal will have to be delayed until the relevant investment authoriser is available.

•
The relevant investment authoriser will identify any account deals already scheduled to take place within the next five days.  If there are any such account deals proposed the approval of the Covered Person’s deal must wait until the account deals have been cleared and a minimum of five days have passed before the Covered Persons’ deal is re-presented to the Compliance Officer for approval.

•
A similar waiver to that provided by the Compliance Officer to the historic 5 day rule may be applied at the discretion of the relevant investment authoriser to the forward-looking 5 day rule only for approvals for proposed deals in the securities of liquid companies within the MSCI World Index

•	If there are no imminent account deals then the relevant investment authoriser will authorise the staff order form for the Covered Person.

•
The Covered Person is then to place his or her deal with his or her broker as soon as possible and no later than the same day.  If it is not possible to complete a deal on the day when approvals are given, then the approvals lapse and the Covered Person must re-seek approval the next day or on the day when he or she is next likely to be able to transact the deal.

•	E-mail records of all authorisations must be copied to the Compliance Officer for his or her records.

Revised Sep 30, 2008	Page 10 of 25

GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT
Code of Ethics incorporating Personal Account Dealing Rules

HOW TO EXECUTE A SECURITY DEAL in limited offerings; and initial public offerings.

A Covered Person wishing to deal must complete a Personal Account Dealing Permission Form (a copy of the form is shown in Exhibit F and is available under: GAAM\COMPLIANCE\FORMS\PAD Permission Form) in full, including name of proposed broker, and e-mail it for approval to the Compliance Officer.

AFTER EXECUTING A SECURITY DEAL

Covered Persons are encouraged to adhere to the best practice principle that all securities dealing should be for long-term investment purposes rather than short-term trading profits.

Whilst no minimum period is stipulated for the holding of securities, the Compliance Officer reviews copy contract notes on receipt and Covered Person PAD Permission Forms on a regular basis and will carry out checks for short-term dealing, front-running, incorrect approvals etc.  Short-terms trades will be queried with the Covered Person concerned.

Any suspected patterns of short-term trading will be investigated with the Covered Person and his or her immediate supervisor before any corrective action might be decided upon.

HOW TO EXECUTE A TRANSACTION IN A PACKAGED PRODUCT

A transaction in an external provider’s packaged product may be dealt directly with that provider by the Covered Person.

No prior approval is required for investments in externally provided packaged products, except that Covered Persons must annually disclose their holdings in all such products.

To execute a transaction in a packaged product advised or sub-advised by GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT, a Covered Person must complete the relevant application form like any other investor.  Copy contract notes should be  provided to the local Compliance Officer.  Covered Persons must: (1) obtain prior approval to engage in any transaction involving packaged products (including mutual funds) advised or sub-advised by GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT (other than transactions effected pursuant to regular periodic purchase or redemption of fixed US dollar amounts of such funds or automatic investment plans); and (2) annually disclose their holdings in all GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT packaged products.

ON-GOING AND ANNUAL DISCLOSURE REQUIREMENTS

As mentioned above the Compliance Officer will perform regular reviews of personal account dealing and where there are missing documents or queries on the timing of transactions these matters will be discussed with the relevant Covered Person so that copies or further clarification can be provided.

Revised Sep 30, 2008	Page 11 of 25

GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT
Code of Ethics incorporating Personal Account Dealing Rules

On an annual basis, all Covered Persons will be required to submit to the Compliance Officer a statement as at 31 December of all securities (including holdings of mutual funds) that the person holds beneficially, together with the name of any broker, dealer or bank with which the person maintains an account in which any securities are held for the person’s direct or indirect benefit. This information must be current as of a date no more than 45 days before the report is submitted.  A form for this purpose is attached hereto as Exhibit D although filing can be in any Form agreed with the Compliance Officer.

In addition, on an annual basis, all Covered Persons must sign a declaration that they have complied with the Rules over the period since their initial/last declaration.  A form for this purpose is attached hereto as Exhibit E.

The Compliance Officer will review this information and will be treat it in a confidential manner with access generally only being necessary by GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT’s compliance staff and senior management.  However complete privacy cannot be guaranteed to Covered Persons as GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT believes openness is the best safeguard against any possible accusations of conflicts of personal dealing with that of accounts, whose interests must always be prioritised.

FAILURE TO COMPLY

Failure by any Covered Person to comply with any of the requirements of these Rules will be treated very seriously.

ADDITIONS TO / VARIATIONS FROM THE RULES BY OFFICE

London:                                full Rules apply,

US:	full Rules apply, the Compliance Officer for the Purpose of the Rules is Jim Atkinson and he will copy his records to the Guinness Atkinson UK Branch Compliance Officer.

Revised Sep 30, 2008	Page 12 of 25

GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT
Code of Ethics incorporating Personal Account Dealing Rules

OTHER ETHICAL ISSUES

GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT expects professional ethical behaviour from its Covered Persons and brings particular matters to their attention:

Inside Information

•
It is an offence under criminal law, and a breach of our fiduciary duties to our accounts, for a Covered Person to deal in securities of a company, or to encourage another person to do so, when that Covered Person knowingly has inside information in relation to that company, which if publicly known would have a significant effect on the price of its securities.

•
A Covered Person using inside information to his advantage would be guilty of using information gained through his or her employment for reasons other than those connected with his or her employment and of gaining advantage personally ahead of the interests of his, her or GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT’s accounts.

•	The offence is punishable by dismissal, a fine and/or imprisonment

Confidentiality

With effect from the date of employment all Covered Persons undertake to GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT to maintain the confidentiality of GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT’s accounts and its investment dealings.  All Covered Persons undertake not to disclose any information regarding GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT’s accounts nor any information relating to the investment of those accounts’ funds to any third party or any persons not employed within GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT  for any purposes other than carrying on GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT’s business.

Gifts and Entertainment

Great importance is placed on this area by the regulators who are concerned that financial services companies do not induce intermediaries to do business with them or are themselves induced to do business with companies or stockbrokers through provision or receipt of unnecessarily lavish gifts or entertainment.

We must take care that their rules are not contravened but also look at the practicalities of how we achieve this objective and how GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT monitor that compliance.

Gifts (defined as wine, port and stilton sets, pictures etc.)

•	All relevant gifts received should be notified in writing to the Compliance Officer immediately using the form at Appendix 3.

•	Details of all relevant gifts made by GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT must be notified to the Compliance Officer.

•	A relevant gift is one over £100 in value.

•	If the individual value of such gifts is likely to be in excess of £500 then the proposal must be pre-approved by Tim Guinness or Jim Atkinson or the Compliance Officer.

•	Covered persons are not permitted under any circumstances to make a request for a particular gift or form of entertainment

Revised Sep 30, 2008	Page 13 of 25

GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT
Code of Ethics incorporating Personal Account Dealing Rules

Entertainment (defined as lunch, a day’s shooting, racing, cricket, rugby etc).

Entertainment has to be assessed as to whether it is “normal and reasonable” and here we apply the “wow!” factor.

•	Most lunches with stockbrokers or IFAs etc are probably fairly routine and so need not be pre-approved or declared to the Compliance Officer.

•
However the provision of a day’s entertainment out of the office (whether it be at the races, cricket, rugby or tennis), or an extravagant lunch or dinner, or tickets to a show could be seen as unusual, a bonus to the relationship, and a possible inducement to continuing, or commencing, business.

•	Therefore such entertainment should be declared to the Compliance Officer on the form at Appendix 3.

•	An offer of entertainment should only be accepted if the provider of the entertainment will be present

•	Any entertainment offered to a Covered Person likely to be worth in excess of £500 must be pre-cleared by Tim Guinness or Jim Atkinson or the Compliance Officer.

•
A research trip must be purely that and if any element of a trip could be seen as social rather than business then it must be cleared in advance by Tim Guinness or Jim Atkinson or the Compliance Officer.

•	Details of all entertainment apart from a business lunch/dinner provided to stockbrokers or IFAs must be declared to the Compliance Officer.

•
Any entertainment to be offered to a client or potential client of GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT, which is likely to cost in excess of £500 per individual, must be pre-cleared by Tim Guinness, Jim Atkinson or the Compliance Officer.

•	Any proposals to attend or arrange seminars with intermediaries should be viewed in light of the regulators’ requirements and cleared with Tim Guinness, Jim Atkinson or the Compliance Officer.

Method of notification

All relevant gifts and relevant entertainment received must be declared on the form at Appendix 3.  Where gifts or entertainment to be provided requires pre-approval the details should be provided to Tim Guinness, Jim Atkinson or the Compliance Officer in writing specifically requesting approval.

Compliance Officer action

The information supplied will be summarised and monitored to ensure that we are not exceeding the limits and spirit of the rules as given above.  Any excesses will be discussed with the Covered Person and Tim Guinness, Jim Atkinson or the Compliance Officer and corrective action may be required.

Revised Sep 30, 2008	Page 14 of 25

GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT
Code of Ethics incorporating Personal Account Dealing Rules

Reporting of violations

Each Covered Person shall promptly report any violations of these Rules to the Compliance Officer.  GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT shall take action against any Covered Person who seeks retaliation against anyone for reporting violations of these Rules.

Revised Sep 30, 2008	Page 15 of 25

GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT
Code of Ethics incorporating Personal Account Dealing Rules

APPENDIX 1

Access person

‘Access person’ means any ‘supervised person’ (defined below) of GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT who has access to non-public information regarding any account’s purchase or sale of securities, or non-public information regarding the portfolio holdings of any account managed by GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT, or who is involved in making securities recommendations to accounts, or who has access to such recommendations that are non-public.

With respect to GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT, ‘access person’ means any advisory person (as defined below) of GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT.  All of GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT’s directors, officers, and general partners are presumed to be access persons of the Guinness Atkinson Funds.

Account

‘Account’ means any series of the Guinness Atkinson Funds or any other account managed by GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT.

Advisory person

‘Advisory person’ means (1) any employee of GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT (or of any company in a control relationship to GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security (as defined in these Rules) by an account, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (2) any natural person in a control relationship to GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT who obtains information concerning recommendations made to an account with regard to the purchase or sale of a security by the account.  Additionally, this term includes any Portfolio Manager (as defined below).  A person is not an Advisory Person (or an Access Person) simply by virtue of the following:

1.	Normally assisting in the preparation of public reports, or receiving public reports, but not receiving information about current recommendations or trading; or

2.	A single instance of obtaining knowledge of current recommendations or trading activity, or infrequently and inadvertently obtaining such knowledge.

Automatic investment plan

‘Automatic investment plan’ means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation.  An automatic investment plan includes a dividend reinvestment plan.

Beneficial ownership

‘Beneficial ownership’ shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) in determining whether a person is subject to the provision of Section 16 of the US Securities Exchange Act of 1934, and the rules and regulations thereunder, which generally encompasses those situations in which the beneficial owner has the right to enjoy some direct or indirect “pecuniary interest” (i.e., some economic benefit) from the ownership of a security.  It also includes securities held by members of a Covered Person’s immediate family sharing the same household; provided however, this presumption may be rebutted.  The term immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and includes adoptive relationships.  Any report of beneficial ownership required thereunder shall not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Securities to which the report relates.

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Portfolio manager

‘Portfolio manager’ means an employee of GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT who is primarily responsible for the day-to-day management of an account’s portfolio.

Supervised person

‘Supervised person’ includes any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT, or other person who provides investment advice on behalf of GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT and is subject to the supervision and control of GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT.

US federal securities laws

‘US federal securities laws’ means the US Securities Act of 1933, the US Securities Exchange Act of 1934, the US Sarbanes-Oxley Act of 2002, the US Investment Company Act of 1940, the US Investment Advisers Act of 1940, the customer privacy provisions of the US Gramm-Leach-Bliley Act, the anti-money laundering provisions of the US Bank Secrecy Act and any related rules.

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APPENDIX 2

GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT

Current list of Covered Persons

ALL EMPLOYEES of GUINNESS ATKINSON/GUINNESS ASSET MANAGENENT

US
James J. Atkinson
Kim Derpic
Ryan Fitzgerald

UK
Timothy W.N. Guinness
Edmund Harriss
Ginny Fremlin-Key
Edward Guinness
Ian Mortimer
Tom Nelson
Matthew Page
William Riley
Giles Robinette
Charlotte Warre
Ben Whately

ACCESS PERSONS not INCLUDED ABOVE
Andrew Martin-Smith (Consultant)
Permjot Valia (Marketing)

Current as of February, 2009

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APPENDIX 3

REF NO.
GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT

FSA GIFTS AND ENTERTAINMENT REGISTER

Instructions for use:

This form should be used for notifications of receipt or provision of Gifts and Entertainment from or to stockbrokers and financial intermediaries and comprises the primary record for the register.  Please complete all details and where necessary obtain the clearance signatures requested in the first part of the form and once the gift/entertainment is given/received pass immediately to the Compliance Officer  who will then complete the shaded areas.

Narrative	Details
Name of person completing form		Date:
Description of Gift or Entertainment:-
Tick as appropriate	Received	Provided
Estimated market value (i.e. per person)
If any £500 gift is provided pre clearances are required	Line Manager:	Compliance:
Any entertainment offered by or to the Covered Person in excess of £500 requires pre clearance	Line Manager: Compliance:
Company or person the Gift or Entertainment was provided by/to: (attach schedule if necessary)
Date the Gift or Entertainment was received/given:-
Signature:	Compliance Review:	Initials:
Date:
Entry referenced and added to monthly summary	Yes /No
If a gift check if over £500 pa	Yes/No/ N/a
Any further action required?	Yes (give details) /No
Results of further action
Register entry complete		Initials:

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EXHIBIT A
INITIAL CERTIFICATION OF COMPLIANCE

I have read and understand the GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT Code of Ethics incorporating Personal Account Dealing Rules I recognize that the Code of Ethics applies to me and agree to comply in all respects with the provisions thereof.  I acknowledge that the attached Code of Ethics was distributed to me on _______________, ______.

I agree to promptly report to the Compliance Officer any violation or possible violation of the Code of Ethics of which I become aware.

I understand that a violation of the Code of Ethics  will be grounds for disciplinary action or dismissal and may also be a violation of US federal and/or state securities laws.

Date:	Signature:

Print Name:

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EXHIBIT B
INITIAL HOLDINGS REPORT

As of the below date, I held the following positions in these securities in which I may be deemed to have a direct or indirect Beneficial Ownership, and which are required to be reported pursuant to the GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT Code of Ethics incorporating Personal Account Dealing Rules.

ACCOUNT NAME**	SECURITY	CUSTODIAN	PRINCIPAL AMOUNT	SHARES

**  Please note that ALL securities must be listed.

This report is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date:	Signature:

Print Name:

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EXHIBIT C
QUARTERLY SECURITIES TRANSACTION REPORT

For the Calendar Quarter Ended:  __________________________________
 (month/day/year)

During the quarter referred to above, the following transactions were effected in securities in which I may be deemed to have had, or by reason of such transaction acquired, a direct or indirect beneficial ownership, and which are required to be reported pursuant to the GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT Code of Ethics incorporating Personal Account Dealing Rules.

SECURITY	DATE	SHARES	PRINCIPAL AMOUNT	BUY/SELL	PRICE	CUSTODIAN

**  Please note that ALL accounts must be listed.

This report (i) excludes holdings with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date:	Signature:

Print Name:

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EXHIBIT D
ANNUAL HOLDINGS REPORT

As of December 31, ________, I held the following positions in these securities in which I may be deemed to have a direct or indirect beneficial ownership, and which are required to be reported pursuant to the GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT Code of Ethics incorporating Personal Account Dealing Rules.

ACCOUNT NAME**	SECURITY	CUSTODIAN	PRINCIPAL AMOUNT	NO. OF SHARES

**  Please note that ALL securities must be listed.

This report is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date:	Signature:

Print Name:

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EXHIBIT E
ANNUAL CERTIFICATION OF COMPLIANCE

I have read and understand the Code of Ethics incorporating Personal Account Dealing Rules (the “Rules”), recognize that the Rules apply to me and agree to comply in all respects with the provisions thereof.  I acknowledge that the attached Rules were distributed to me on _______________, ______.

Furthermore, I certify hereby that I have complied with the requirements of the Rules in effect during the preceding year (except to the extent that I may have been specifically notified by GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT that I have not complied with certain of such requirements) and that I will continue to do so during the course of my employment or association with GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT.  I agree to promptly report to the Compliance Officer any violation or possible violation of the Rules of which I become aware.

I understand that a violation of the Rules will be grounds for disciplinary action or dismissal and may also be a violation of UK securities  legislation or US  federal and/or state securities laws.

Date:	Signature:

Print Name:

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EXHIBIT F

PAD PERMISSION FORM

GUINNESS ASSET MANAGEMENT LIMITED
GUINNESS ATKINSON ASSET MANAGEMENT INC

PERSONAL ACCOUNT DEALING
PERMISSION FORM

1.	I request permission to deal as follows (state whether sale or purchase etc and the limit price, if any, and number of units of the security in which it is proposed to deal).
2.
On behalf of	Security / Issuer	Broker	Buy or Sell	Quantity or Value

I have read and understood the Personal Account Dealing Rules. I confirm that I am not knowingly in possession of information which is not public and which, if publicly available, might materially affect the price of the investment, or knowledge of an imminent customer transaction in the same security.
Name:                                                  Signature:

3.	Permission given by:

Compliance Officer (after checking any client dealing in last 15 days)
Name	Signature	Date & time

Investment authoriser (after checking any proposed client dealing in next 5 days)
Name	Signature	Date & time

Subject to the following conditions (if any)

4.	Notes:

•	You must deliver this form to the Compliance Officer who will complete section 3 of this form.

•	Permission expires at the close of business on the working day it has been given, if the trade is not executed in the day you should contact the Compliance Officer for an extension as required.

•	In exceptional circumstances, requests to deal can be approved over the telephone with the appropriate form being completed as soon as possible thereafter.

•	Please arrange to supply a copy contract note evidencing the transaction to the Compliance Officer.

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